UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2009

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

As previously disclosed, on July 4, 2009, PartnerRe Ltd., a Bermuda exempted company (“PartnerRe”), PARIS RE Holdings Limited, a Swiss corporation (“PARIS RE”), and certain investment entities affiliated with Stone Point Capital, Hellman & Friedman, Vestar Capital Partners, Crestview Partners, New Mountain Capital and Caisse de Dépôt et Placement du Québec (collectively, the “Block Sellers”) that collectively own approximately 57% of PARIS RE’s outstanding shares entered into a Securities Purchase Agreement (the “Block Purchase Agreement”) pursuant to which PartnerRe purchased all of the PARIS RE common shares and warrants to purchase PARIS RE common shares held by the Block Sellers.

On July 17, 2009, PartnerRe, PARIS RE and the Block Sellers entered into Amendment No. 1 (the “Block Purchase Amendment”) to the Block Purchase Agreement in order to clarify that any promissory note issued to the Block Sellers in accordance with Sections 2.01(a) and 2.02(d) of the Block Purchase Agreement would be denominated in Swiss Francs.  Except as otherwise amended by the Block Purchase Amendment, the terms and conditions of the Block Purchase Agreement remain in full force and effect.  A copy of the Block Purchase Amendment is attached as Exhibit 2.1.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
2.1	Amendment No. 1 to the Securities Purchase Agreement dated as of July 17, 2009 among PartnerRe Ltd., PARIS RE Holdings Limited and the sellers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	July 22, 2009	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel

Exhibit Index

Exhibit No.	Description
2.1	Amendment No. 1 to the Securities Purchase Agreement dated as of July 17, 2009 among PartnerRe Ltd., PARIS RE Holdings Limited and the sellers named therein